Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of  Worldvest, Inc. for the period ending June 30, 2009, I, Garrett K. Krause, Chief Executive Officer and and Director of Catalyst Ventures Incorporated hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Worldvest, Inc.

Date: August 21, 2009

Worldvest, Inc.

By: /s/ Garrett K. Krause
Garrett K. Krause Chairman, CEO, and Director